     As filed with the Securities and Exchange Commission on July 30, 1998
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


               DELAWARE                                       04-2977748
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification Number)




   METROPOLITAN TECHNOLOGY PARK, ONE PARK WEST, TEWKSBURY, MA          01876
        (Address of Principal Executive Offices)                    (Zip Code)


                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)


                               WILLIAM J. MILLER
                            CHIEF EXECUTIVE OFFICER
                             AVID TECHNOLOGY, INC.
                  METROPOLITAN TECHNOLOGY PARK, ONE PARK WEST
                              TEWKSBURY, MA  01876
                    (Name and address of agent for service)

                                 (978) 640-6789
         (Telephone number, including area code, of agent for service)

                                      Proposed maximum    Proposed maximum    Amount of
 Title of securities     Amount to     offering price    aggregate offering  registration
  to be registered     be Registered      per share            price             fee
-----------------------------------------------------------------------------------------
Common Stock              500,000           $33.8125(1)      $16,906,250      $4,987.35
 $.01 par value           shares
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 27, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended

                    STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 033-08823) filed by the Registrant on July 25, 1996, relating to the Registrant's 1996 Employee Stock Purchase Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 23rd day of July, 1998.

                              AVID TECHNOLOGY, INC.



                              By:   /s/ William J. Miller
                                  ---------------------------------
                                    William J. Miller
                                    Chief Executive Officer and
                                    Chairman of the Board

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute William J. Miller, William L. Flaherty and Frederic G. Hammond, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                            Date
---------                    -----                                            ----
/s/ William J. Miller     Chief Executive Officer and Chairman              July 23, 1998
------------------------  of the Board (Principal Executive Officer)
William J. Miller

/s/ William L. Flaherty   Senior Vice President of Finance and Chief        July 24, 1998
------------------------  Financial Officer (Principal Financial Officer)
William L. Flaherty

/s/ Charles T. Brumback   Director                                          July 23, 1998
------------------------
Charles T. Brumback

                          Director                                          ____ __, 1998
------------------------
William E. Foster

/s/ Peter C. Gotcher      Director                                          July 24, 1998
------------------------
Peter C. Gotcher

/s/ Robert M. Halperin    Director                                          July 23, 1998
------------------------
Robert M. Halperin

                          Director                                          ____ __, 1998
------------------------
Nancy Hawthorne

/s/ Roger J. Heinen       Director                                          July 23, 1998
------------------------
Roger J. Heinen, Jr.

/s/ Lucille S. Salhany    Director                                          July 24, 1998
------------------------
Lucille S. Salhany

                          Director                                          ____ __, 1998
------------------------
William J. Warner

                                 Exhibit Index
                                 -------------

Exhibit
Number     Description
------     -----------
  4.1 (1)  Third Amended and Restated Certificate of Incorporation of the
           Registrant.
  4.2 (2)  Amended and Restated By-Laws of the Registrant.
  4.3 (3)  Certificate of Designation establishing Series A Junior Participating
           Preferred Stock and Certificate of Correction.
  4.4 (4)  Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.
        5  Opinion of Hale and Dorr LLP.
     23.1  Consent of PricewaterhouseCoopers LLP.
     23.2  Consent of Hale and Dorr LLP (included in Exhibit 5).
       24  Power of Attorney (included on the signature page of this Registration
           Statement).

(1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended
     March 31, 1995.
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.
(3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended
     December 31, 1995 as filed with the Commission on April 1, 1996.
(4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996